UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2023, Christine Vlahcevic, Senior Vice President and Chief Accounting Officer of Performance Food Group Company (the “Company”), notified the Company of her intention to retire and resign from her position as Senior Vice President and Chief Accounting Officer, effective no later than December 31, 2023 (the “Effective Date”). Ms. Vlahcevic plans to continue in her role as Senior Vice President and Chief Accounting Officer through the Effective Date or until a successor is appointed by the Company, if earlier, and to continue as an advisor to the Company thereafter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to, among other things:

•
Remove references to the Stockholders Agreement between the Company and two former stockholders;
•
In connection with a stockholder’s request to hold a special meeting of stockholders or to nominate candidates for election to the Board or propose other business to be considered at an annual meeting of stockholders:
•
Expand the informational requirements regarding affiliates or associates of the stockholders, and any other persons acting in concert with the stockholders;
•
Expand the list of information required to be provided by the stockholders to include additional customary information regarding, among other things, any interest in indebtedness of the Company or its subsidiaries, any significant equity interests (including through derivatives) in the Company’s principal competitors, any performance-related fees (other than an asset-based fee) to which the stockholders or beneficial owners or affiliates or associates of the stockholders may be entitled to based on any increase or decrease in the value of shares of the Company’s capital stock, and any interests in contracts with the Company or its principal competitors;
•
Require specific notice requirements with respect to nominees and substitute nominees for whom any stockholder, beneficial owner or any other person acting in concert with the stockholder intends to solicit proxies for pursuant to Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•
Expand the scope of a stockholder’s notice of his or her intent to nominate a person to the Board to include the person’s name, age, business address and, if known, residence address, the person’s principal occupation or employment and the class and number of shares of the Company’s stock that the person owns beneficially and of record;
•
Provide that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white;
•
Provide that, if a stockholder, beneficial owner or other person acting in concert with the stockholder provides notice pursuant to Rule 14a-19(b) of the Exchange Act, such person must deliver to the Company evidence of compliance with Rule 14a-19(a)(3) of the Exchange Act five business days prior to the applicable meeting of stockholders;
•
Clarify that proxies and votes solicited will be disregarded if a stockholder, beneficial owner or other person acting in concert with the stockholder seeking to use the universal proxy rules does not comply with Rule 14a-19 of the Exchange Act;
•
Clarify that, if the Chairman of the Board is not present at a meeting of the Board, the Lead Director will preside at the meeting and that if neither the Chairman of the Board nor the Lead Director is present at the meeting, the Chief Executive Officer (if he or she is also a director) will preside at the meeting;
•
Clarify that the Chairman of a meeting has the power to adjourn the meeting from time to time for any reasonable purpose; and

•
Provide that, when a meeting is adjourned to any other time or place, notice need not be given of the adjourned meeting if, (a) the time, place and means of remote communication by which stockholders may be deemed to be present and vote at the meeting are announced at the meeting at which adjournment is taken, displayed during the time for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting or set forth in the notice of meeting given in accordance with the Bylaws, and (b) the date of the adjourned meeting is not more than 30 days after the date for which the meeting was originally noticed.

The Bylaws also incorporate various other updates and technical, clarifying and conforming changes. The amendments effected by the Bylaws will become effective June 9, 2023.

The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Performance Food Group Company.
104	Cover page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: May 24, 2023	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary